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                                                                   Exhibit 10.15

                                                                  EXECUTION COPY

                   SENIOR PREFERRED INVESTOR RIGHTS AGREEMENT

     THIS SENIOR PREFERRED INVESTOR RIGHTS AGREEMENT (this "AGREEMENT") is made as of March 5, 2004 by and among (i) Medtech/Denorex, LLC, a Delaware limited liability company (the "COMPANY"), (ii) GTCR Fund VIII, L.P. ("GTCR"), (iii) TSG3 L.P., J. Gary Shansby, Charles H. Esserman, Michael L. Mauze, and James L. O'Hara (each individually an "INITIAL SECURITYHOLDER" and, collectively, the "INITIAL SECURITYHOLDERS") and (iv) each other Person (other than the Company, GTCR or any of their respective designees) who, at any time after the date hereof, acquires Senior Preferred Units of the Company (the "Senior Preferred Units") in accordance with the terms hereof and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement (each, a "SUBSEQUENT SECURITYHOLDER" and, collectively, the "SUBSEQUENT SECURITYHOLDERS"). Each of the Initial Securityholders and the Subsequent Securityholders are sometimes referred to herein individually as a "SECURITYHOLDER" and collectively as the "SECURITYHOLDERS." Capitalized terms used but not otherwise defined herein are defined in SECTION 8 hereof; PROVIDED THAT, if any term is not defined herein, then such term shall have the same meaning assigned to it in the LLC Agreement.

     The Initial Securityholders will acquire Senior Preferred Units pursuant to that certain Stock Purchase Agreement, dated as of March 5, 2004 (the "STOCK PURCHASE AGREEMENT"), by and among the Company, the Initial Securityholders, The Spic and Span Company and the other parties named therein (as amended, supplemented or modified from time to time pursuant to its terms).

     The Company, GTCR and the Securityholders desire to enter into this Agreement for the purposes, among others, of limiting the manner and terms by which the Senior Preferred Units may be transferred and providing the Company, GTCR and the holders of Senior Preferred Units with certain other rights and obligations related thereto. The execution and delivery of this Agreement and the LLC Agreement by the Initial Securityholders is a condition to the Company and its Subsidiary's obligations to consummate the transactions contemplated by the Stock Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1.   RESTRICTIONS ON TRANSFER.

          (a) No Securityholder shall Transfer directly or indirectly any interest in Securityholder Securities except pursuant to the provisions of this Agreement and the LLC Agreement.

          (b) At least 30 days prior to making any Transfer of any Securityholder Securities, any Securityholder desiring to make such Transfer (the "TRANSFERRING SECURITYHOLDER") will give written notice (the "OFFER NOTICE") to the Company and GTCR. The Offer Notice will disclose in reasonable detail the proposed number of Securityholder Securities

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to be Transferred, the proposed terms and conditions of the Transfer and the identity of the prospective transferee(s) (if known). First, GTCR (and/or its designees) may elect to purchase all or any portion of the Securityholder Securities specified in the Offer Notice at the price and on the terms specified therein by delivering a written notice of such election to the Transferring Securityholder and the Company within 20 days after the delivery of the Offer Notice. If GTCR (and its designees) have not elected to purchase all of the Securityholder Securities specified in the Offer Notice, the Company (and/or its designees) may elect to purchase all (but not less than all) of such remaining Securityholder Securities specified in the Offer Notice at the price and on the terms specified in the Offer Notice by delivering written notice of such election to the Transferring Securityholder within 25 days after delivery of the Offer Notice. If GTCR, the Company and/or any of their respective designees have elected to purchase all (but not less than all) of the Securityholder Securities specified in the Offer Notice from the Transferring Securityholder, the Transfer of such Securityholder Securities shall be consummated as soon as practical after the delivery of the election notice(s) to the Transferring Securityholder, but in any event within 45 days after delivery of the Offer Notice. If GTCR, the Company and their respective designees have not elected to purchase all of the Securityholder Securities specified in the Offer Notice, the Transferring Securityholder may, within 120 days after the delivery of the Offer Notice, Transfer such Securityholder Securities to any transferee(s) approved in writing by the Board (which approval shall not be unreasonably withheld), at a price and on terms no more favorable to such transferee(s) than offered to GTCR and the Company in the Offer Notice; PROVIDED THAT the restrictions contained in this Agreement will continue to be applicable to the Securityholder Securities after any Transfer pursuant to this sentence and each such transferee of such Securityholder Securities shall agree in writing to be bound by the provisions of this Agreement as a Subsequent Securityholder hereunder. Any Securityholder Securities not Transferred within such 120-day period shall be reoffered to GTCR and the Company under this SECTION 1(b) prior to any subsequent Transfer. The Company may pay all or any portion of the purchase price for such units by offsetting amounts outstanding under any bona fide debts owed by the Transferring Securityholder or any of its Affiliates to the Company. Notwithstanding anything herein to the contrary, in no event shall any Transfer of Securityholder Securities pursuant to this SECTION 1(b) (other than a Transfer to GTCR, the Company and/or their respective designees) be made for any consideration other than cash payable upon consummation of such Transfer, without the prior written consent of GTCR and the Company.

          (c) Transfers of Securityholder Securities for which the restrictions of this SECTION 1 shall not apply and which shall be otherwise permitted are Transfers (i) by any Securityholder to or among its Affiliates or Family Group and (ii) pursuant to (A) a Public Sale, (B) Section 15.7 of the LLC Agreement in connection with the incorporation of the Company (to facilitate a Public Offering or otherwise) or (C) SECTIONS 2 or 3 hereof; PROVIDED THAT, the restrictions contained in this Agreement will continue to be applicable to the Securityholder Securities after any Transfer pursuant to clause (i) above and each transferee of such Securityholder Securities shall agree in writing to be bound by the provisions of this Agreement as a Subsequent Securityholder hereunder. Upon the Transfer of Securityholder Securities pursuant to clause (i) of the previous sentence, the transferee will deliver a written notice to the Company, which notice will disclose in reasonable detail the identity of such transferee.

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          (d)    The restrictions set forth in this SECTION 1 shall continue with respect to each unit of Securityholder Securities until the date on which such unit of Securityholder Securities has been transferred in a Public Sale.

     2.   PUT RIGHT.

          (a) If a Liquidity Event is proposed to occur, the Company shall give written notice of such proposed Liquidity Event describing in reasonable detail the material terms and date of consummation thereof to each Securityholder not more than 45 days nor less than 15 days prior to the anticipated consummation date of such Liquidity Event, and the Company shall give each Securityholder prompt written notice of any material change thereafter in the terms or timing of such Liquidity Event. The Securityholder(s) holding a majority of the Senior Preferred Units may elect (the "PUT ELECTION"), subject to and in accordance with the terms of this SECTION 2, to require all of the Securityholders to sell, and the Company to purchase from such Securityholders, all (but not less than all) of the Senior Preferred Units then held by the Securityholders by delivering written notice of such Put Election (a "PUT EXERCISE NOTICE") to the Company on or prior to the tenth day after the Company delivers notice of such proposed Liquidity Event to the Securityholders. Upon receipt of a Put Exercise Notice, the Securityholders shall be obligated to sell, and the Company shall be obligated to purchase, all of the Senior Preferred Units then held by the Securityholders immediately prior to the consummation of such Liquidity Event. If the proposed Liquidity Event does not occur, the Put Election relating thereto shall be deemed null and void.

          (b) For any Put Election, the purchase price for each Senior Preferred Unit will be the SUM of the Senior Preferred Unreturned Capital (as defined in the LLC Agreement) and the Senior Preferred Unpaid Yield (as defined in the LLC Agreement), in each case as of the close of business on the business day immediately preceding the consummation of the Liquidity Event. The Company will pay for the Senior Preferred Units to be purchased by it from each Securityholder pursuant to the Put Election by first offsetting amounts outstanding under any bona fide debts owed by such Securityholder or any of its Affiliates to the Company and will pay the remainder of the purchase price by
(i) a check or wire transfer of immediately available funds or (ii) if such purchase is being made prior to the date that is thirty months after the date hereof, at the option of the Company, the issuance to such Securityholder of an unsecured subordinated promissory note having an aggregate principal amount equal to the purchase price, bearing interest at a rate equal to 8% per annum (payable quarterly in cash), and having a maturity date no later than the third anniversary of the date of the applicable Liquidity Event; PROVIDED that, in the event that the issuance by the Company of the foregoing described promissory note would create adverse tax consequences for the Company or its members, the Company may in lieu thereof cause one or more of its Subsidiaries to issue such promissory note, together with unsecured subordinated guaranties in respect of such promissory note from each of the Company's other domestic Subsidiaries. Notwithstanding the foreoing, in the event any such purchase is being made upon consummation of an Approved Sale pursuant to which all or any portion of the consideration to be received by the Company's other equityholders in connection therewith consists of Liquid Securities (the percentage represented by such portion of the total consideration to be received is referred to herein as the "LIQUID SECURITIES PERCENTAGE"), the Company may pay the portion of the required purchase price for such Senior Preferred Units that is equal to the Liquid Securities Percentage by delivery of Liquid Securities having a value

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(using the value ascribed to such Liquid Securities in such Approved Sale) equal to the Liquid Securities Percentage of such required purchase price. The Company will be entitled to receive customary representations and warranties from the Securityholders regarding such sale and to require that all signatures be certified.

          (c) Notwithstanding anything herein to the contrary, all repurchases of Senior Preferred Units pursuant to any Put Election shall be subject to applicable restrictions contained in the Delaware Limited Liability Company Act, the Delaware General Corporation Law, such other applicable corporate or limited liability company laws, applicable federal and state securities laws, and the Company's and its Subsidiaries' debt financing agreements. If any such restrictions prohibit (i) the repurchase of Senior Preferred Units hereunder which the Company is otherwise required to make or
(ii) dividends, distributions or other transfers of funds from one or more Subsidiaries to the Company to enable such repurchase, then the Company shall make such repurchase as soon as it is permitted to make such repurchase (and receive the necessary funds from its Subsidiaries) under such restrictions.

     3.   SALE OF THE COMPANY.

          (a) If the holders of the Required Interest (as such term is defined in the LLC Agreement) approve a Sale of the Company to a Person that is not an Affiliate of GTCR in a bona fide arms-length transaction (an "APPROVED SALE") and a Put Exercise Notice has not been delivered to the Company in connection therewith, each holder of Securityholder Securities shall vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as a (i) merger or consolidation, each holder of Securityholder Securities shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of Units, each holder of Securityholder Securities shall agree to sell all of his, her or its Securityholder Securities or rights to acquire Securityholder Securities on the terms and conditions approved by the Board and the holders of the Required Interest. Each holder of Securityholder Securities shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Company.

          (b) The obligations under this Section 3 of the holders of Securityholder Securities with respect to an Approved Sale of the Company are subject to the condition that each Securityholder shall receive in exchange for the Securityholder Securities held by such Securityholder the same portion of the aggregate consideration from such sale or exchange that such Securityholder would have received if such aggregate consideration had been distributed by the Company pursuant to the terms of Section 4.1 of the LLC Agreement.

          (c) If either the Company or the holders of any class of Securityholder Securities enter into a negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Securityholder Securities (other than those qualifying as "accredited investors" under such Rule) will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Securityholder Securities appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Securityholder Securities

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declines to appoint the purchaser representative designated by the Company such holder will, if required, appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

     4. INCORPORATION OF THE COMPANY; PUBLIC OFFERING. In the event that the Board or GTCR approves the incorporation of the Company or a recapitalization, reorganization or exchange involving the exchange of equity securities of the Company or its Subsidiaries into securities that the Board and GTCR find acceptable, whether to facilitate an initial Public Offering or for other reasons that the Board or GTCR deem in the best interest of the Company (including, without limitation a reorganization of the Company pursuant to the terms of Section 15.7 of the LLC Agreement) (a "REORGANIZATION"), the holders of Securityholder Securities shall take all necessary or desirable actions reasonably requested by the Board or GTCR in connection with the consummation of such Reorganization, including, without limitation, consenting to, voting for and waiving any dissenters rights, appraisal rights or similar rights and participating in any exchange or other transaction required in connection with such Reorganization; PROVIDED that each holder of a class of Units shall receive a security having, in the aggregate, substantially the same rights, benefits, privileges and value as the Units previously held (other than differences based upon differences in the amount of yield accrued on such Units since their respective dates of issuance). In the event that the Board or GTCR approves an initial Public Offering, the holders of Securityholder Securities shall take all necessary or desirable actions reasonably requested by the Board or GTCR in connection with the consummation of such Public Offering, including, without limitation, compliance with the requirements of all laws and regulatory bodies that are applicable or that have jurisdiction over such Public Offering; PROVIDED that all expenses reasonably incurred by such holders in taking such actions shall be the responsibility of the Company.

     5. HOLDBACK AGREEMENT. To the extent not inconsistent with applicable law, each holder of Securityholder Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities, options, or rights convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any initial Public Offering or other underwritten registration (except as part of such underwritten registration), unless the underwriters managing the registered Public Offering otherwise agree.

     6. LEGEND. Each certificate evidencing Securityholder Securities and each certificate issued in exchange for or upon the Transfer of any Securityholder Securities (if such securities remain Securityholder Securities as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SENIOR PREFERRED INVESTOR RIGHTS AGREEMENT DATED AS OF MARCH 5, 2004 AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S SECURITYHOLDERS. A COPY OF SUCH SENIOR PREFERRED INVESTOR RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

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The Company shall imprint such legend on certificates evidencing Securityholder
Securities outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any securities which cease to be Securityholder Securities.

     7. REPORTING REQUIREMENTS. The Company shall deliver each of the following to each Securityholder who holds at least 25% of the Senior Preferred Units issued to the Initial Securityholders pursuant to the Stock Purchase Agreement :

          (a) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, a statement of SNS Gross Sales (as defined in the LLC Agreement) for such monthly period; and

          (b) within 120 days after the end of each fiscal year, consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, all prepared in accordance with United States generally accepted accounting principles, consistently applied and accompanied by an opinion of an independent accounting firm of recognized national standing.

     8.   DEFINITIONS.

     "AFFILIATE" means, (i) with respect to any Person, any Person that controls, is controlled by or is under common control with such Person or an Affiliate of such Person.

     "BOARD" means the Board of Managers established pursuant to Section 5.2 of the LLC Agreement.

     "FAMILY GROUP" means a Person's spouse and descendants (whether natural or adopted), and any trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such Person or such Person's spouse and/or descendants that is and remains solely for the benefit of such Person and/or such Person's spouse and/or descendants and any retirement plan for such Person.

     "LIQUID SECURITIES" means securities which (i) are listed or quoted on a national securities exchange, on NASDAQ (or any successors thereto), on the NASDAQ small cap market (or any successors thereto), or quoted on any United States national automated inter-dealer quotation system, and (ii) are not subject to any restrictions on Transfer (other than such restrictions arising solely as a result of the status or nature of the holder of such securities) that would be reasonably expected to prevent, hinder or materially delay the immediate sale of such securities.

     "LIQUIDITY EVENT" means (i) an Approved Sale or (ii) any transfer or series of transfers for value (whether by means of sale, merger, reorganization, consolidation, recapitalization or otherwise) by GTCR and/or its Affiliates of 25% or more of their aggregate LLC Interest (as defined in the LLC Agreement) measured as of the date hereof or, if greater, as of the closing date of the transactions contemplated by that certain Agreement of Merger, dated as of February 10, 2004, by and among Prestige Acquisition Holdings, LLC, Prestige MergerSub, Inc, and Bonita Bay Holdings, Inc.; PROVIDED, HOWEVER, the following transfers shall be disregarded for purposes of this clause (ii): (A) any Transfer of all or any portion of an LLC Interest to or among

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any Affiliate of GTCR, (B) any Transfer of all or any portion of an LLC Interest to the LLC, any successor of the LLC or any of their respective Affiliates pursuant to an exchange or similar reorganization transaction (including pursuant to Section 15.7 of the LLC Agreement) for consideration other than cash, and (C) any Transfer to the LLC, any successor of the LLC or any of their respective Affiliates for cash or other consideration pursuant to Section 4.1(b) of the LLC Agreement in an amount not to exceed the GTCR Threshold (as defined therein).

     "LLC AGREEMENT" means the Second Amended and Restated Limited Liability Company Agreement of Medtech/Denorex, LLC, dated as of the date hereof (as amended or otherwise modified from time to time in accordance with the terms thereof), among the parties from time to time party thereto.

     "PERSON" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, an investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

     "PUBLIC OFFERING" means the sale in an underwritten public offering registered under the Securities Act of any equity securities of the Company (or any successor thereto) approved by the Board.

     "PUBLIC SALE" means any sale of Securityholder Securities (i) to the public pursuant to an offering registered under the Securities Act or (ii) to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (other than Rule 144(k) prior to a Public Offering) adopted under the Securities Act.

     "SALE OF THE COMPANY" means any transaction or series of transactions pursuant to or as a consequence of which any Person or group of related Persons (other than GTCR and its Affiliates) in the aggregate acquire(s) (i) equity securities of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Company's Board (whether by merger, liquidation, consolidation, reorganization, combination, sale or transfer of the Company's equity securities, securityholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis; provided that the term "Sale of the Company" shall not include a Public Offering.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

     "SECURITYHOLDER SECURITIES" means (i) any of the Company's Senior Preferred Units purchased or otherwise acquired by any Securityholder, and (ii) any securities of the Company or any successor or Affiliate of the Company issued or issuable directly or indirectly with respect to the Senior Preferred Units referred to in clause (i) above upon conversion thereof or by way of unit dividend or unit split or in connection with a combination of units, recapitalization, merger, consolidation or other reorganization. As to any particular securities constituting Securityholder Securities, such Securityholder Securities will cease to be Securityholder Securities when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or

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market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

     "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a "SUBSIDIARY" of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term "SUBSIDIARY" refers to a Subsidiary of the Company.

     "TRANSFER" means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law), but explicitly excluding exchanges of one class of Securityholder Securities to or for another class of Securityholder Securities.

     9. TRANSFERS; TRANSFERS IN VIOLATION OF AGREEMENT. Prior to Transferring any Securityholder Securities to any Person (other than any Transfer to GTCR or the Company pursuant to Section 2 above and other than any Transfer pursuant to a Public Sale or an Approved Sale), the Transferring Securityholder shall cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the other Securityholders a counterpart of this Agreement. Any Transfer or attempted Transfer of any Securityholder Securities in violation of any provision of this Agreement (including, without limitation, the foregoing sentence) shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Securityholder Securities as the owner of such securities for any purpose.

     10. REPRESENTATIONS AND WARRANTIES. Each Securityholder represents and warrants that (i) this Agreement has been duly authorized, executed and delivered by such Securityholder and constitutes the valid and binding obligation of such Securityholder, enforceable in accordance with its terms and
(ii) such Securityholder has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Securityholder Securities shall grant any proxy or become a party to any voting trust or other agreement that is inconsistent with, conflicts with or violates any provision of this Agreement.

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     11.  AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Securityholders unless such modification, amendment or waiver is approved in writing by the Company and the holder(s) of a majority of the Securityholder Securities then outstanding. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     12. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     13. ENTIRE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     14. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Securityholders and any subsequent holders of Securityholder Securities and the respective successors and assigns of each of them, so long as they hold Securityholder Securities.

     15. COUNTERPARTS. This Agreement may be executed in separate counterparts (including by means of telecopied signature pages) each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     16. REMEDIES. The Company and each Securityholder shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and each Securityholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     17. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, telecopied (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day, or mailed by registered or certified mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the schedules hereto and to any Subsequent Securityholder at such address

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as indicated by the Company's records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. Such notices, demands and other communications shall be sent to the Company at the following address:

                     Medtech/Denorex, LLC
                     90 North Broadway
                     Irvington, New York 10533
                     Attention: Chief Executive Officer
                     Facsimile: (914) 524-6802

                     WITH COPIES TO:

                     GTCR Golder Rauner II, L.L.C.
                     6100 Sears Tower
                     Chicago, IL 60606-6402
                     Attention: David A. Donnini
                                Vincent J. Hemmer
                     Facsimile: (312) 382-2201

                     Kirkland & Ellis LLP
                     200 E. Randolph Drive
                     Chicago, IL 60601
                     Attention: Kevin R. Evanich, P.C.
                                Christopher J. Greeno
                     Facsimile: (312) 861-2200

     18. GOVERNING LAW. The Delaware Limited Liability Company Act shall govern all issues concerning the relative rights of the Company and the holders of its securities. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     19. MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF,

CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     20. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Senior Preferred Investor Rights Agreement on the day and year first above written.

                                         MEDTECH/DENOREX, LLC

                                         By:    /S/ VINCENT J. HEMMER
                                            ------------------------------------
                                         Name:  Vincent J. Hemmer
                                              ----------------------------------
                                         Title: President
                                               ---------------------------------


                                         GTCR FUND VIII, L.P.

                                         By:    GTCR Partners VIII, L.P.
                                         Its:   General Partner

                                         By:    GTCR Golder Rauner II, L.L.C.
                                         Its:   General Partner

                                         By:       /S/ DAVID A. DONNINI
                                                --------------------------------
                                         Name:  David A. Donnini
                                         Its:   Principal


                                         TSG3 L.P.,
                                         By:  its General Partner,
                                              TSG3 Management LLC

                                         By:       /S/ JAMES L. O'HARA
                                            ------------------------------------
                                            Name:  James L. O'Hara
                                            Title: Managing Director

                                          /S/ J. GARY SHANSBY
                                         ---------------------------------------
                                         J. Gary Shansby


                                          /S/ CHARLES H. ESSERMAN
                                         ---------------------------------------
                                         Charles H. Esserman


                                          /S/ MICHAEL L. MAUZE
                                         ---------------------------------------
                                         Michael L. Mauze


                                          /S/ JAMES L. O'HARA
                                         ---------------------------------------
                                         James L. O'Hara

    [MEDTECH/DENOREX, LLC: SIGNATURE PAGE TO SENIOR PREFERRED INVESTOR RIGHTS
                                   AGREEMENT]

                           SCHEDULE OF SECURITYHOLDERS

TSG3 L.P. *
600 Montgomery Street Suite 2900
San Francisco, CA 94111

J. Gary Shansby *
c/o TSG3, LP
600 Montgomery Street Suite 2900
San Francisco, CA 94111

Charles H. Esserman *
c/o TSG3, LP
600 Montgomery Street Suite 2900
San Francisco, CA 94111

Michael L. Mauze *
c/o TSG3, LP
600 Montgomery Street Suite 2900
San Francisco, CA 94111

James L. O'Hara *
c/o TSG3, LP
600 Montgomery Street Suite 2900
San Francisco, CA 94111

* with a copy to:

Ropes & Gray LLP
One International Place
Boston, MA  02110
Telecopier:  617-951-7050
Attention:  Paul F. Van Houten, Esq.